Exhibit 99.1

NYSE EURONEXT STATEMENT ON EU DECISION TO PROHIBIT MERGER

ANNOUNCES RESUMPTION OF $550 MILLION STOCK REPURCHASE PROGRAM FOLLOWING TERMINATION OF MERGER AGREEMENT

NEW YORK, NY – February 1, 2012 – NYSE Euronext announced today that in light of the decision by the European Commission to prohibit its proposed combination with Deutsche Boerse, the companies are in discussions to terminate their merger agreement.

NYSE Euronext said it would focus on the successful standalone strategy that has delivered strong growth and diversification of its core businesses and that it would leverage its financial strength to return capital to shareholders. In that regard, NYSE Euronext announced its intent to resume a $550 million share repurchase program following the termination of the merger agreement and after the release of its fourth quarter and 2011 year-end results on February 10, 2012.

Jan-Michiel Hessels, NYSE Euronext Chairman said, “Our merger would have created a high standard for transparency, stability and efficiency in the global capital markets, and we proposed significant and tangible remedies designed to address the European Commission’s concerns with the transaction. But as we made clear throughout this process, we would not agree to any concessions that would compromise or undermine the industrial and economic logic of the proposed combination.

“While we are disappointed and strongly disagree with the EU decision, which is based on a fundamentally different understanding of the derivatives market, it is now time to move on and return our sole focus to executing our compelling existing strategy – a strategy we have continued to implement without missing a beat over the last year.

“The strong underlying fundamentals of our core business, the strength and depth of our management team, and our diversified global footprint give us unique competitive advantages to exploit in the rapidly evolving global landscape as we continue to grow our successful franchises and return capital to shareholders.”

Duncan Niederauer, NYSE Euronext Chief Executive Officer said: “I’m extremely proud of the efforts of the entire NYSE Euronext team over the last year. While effectively advancing our proposed merger on to the final step, we continued to execute our strategy and deliver the commitments we made to our shareholders.

“While we viewed the merger as a way to accelerate our plans, our existing business model was always central to our strategy. Our business had a strong year, giving us the opportunity to return more capital to our shareholders, as evidenced by today’s buy-back announcement.

“We will also take advantage of our financial strength to capture opportunities for growth in derivatives, and through our new initiatives including technology services, NYSE Liffe US/NYPC and post-trade services. And, as always, we will continue the success we have had in optimizing the business through continued cost discipline and operational efficiency.

“In the weeks and months ahead, I look forward to sharing with our investors, employees, customers and partners, the exciting plans we have to continue our growth strategy, build on our reputation as the leading global operator of financial markets and create value for shareholders.

“On behalf of our company, I would like to acknowledge the efforts made by the regulators in our various markets, who worked very hard to accommodate the approval process for our transaction under very tight deadlines.”

Finally, I would like to thank our colleagues at Deutsche Boerse for their shared vision of the value we would have created for our customers, shareholders, and employees, and for the significant efforts they made to see the deal through to approval.”

Following termination of the merger agreement with DB, share repurchases may be executed at the discretion of management in open market or privately negotiated transactions or otherwise, subject to applicable United States and European laws, regulations and approvals, strategic considerations, market conditions and other factors. The $550 million buy-back is being executed under a $1.0 billion Board authorization established in March of 2008.

Media Contacts

Robert Rendine	+1.212.656.2180
Rich Adamonis	+1.212.656.2140
Caroline Nico	+33 1 49 27 10 74

NYSE Euronext Investor Relations

Stephen Davidson	+1.212.656.2183

About NYSE Euronext

NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With approximately 8,000 listed issues (excluding European Structured Products), NYSE Euronext’s equities markets – the New York Stock Exchange, NYSE Euronext, NYSE Amex, NYSE Alternext and NYSE Arca – represent one-third of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, one of the leading European derivatives businesses and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index, and is the only exchange operator in the Fortune 500. For more information, please visit: http://www.nyx.com.

Safe Harbour Statement

In connection with the proposed business combination transaction between NYSE Euronext and Deutsche Börse AG, Alpha Beta Netherlands Holding N.V. (“Holding”), a newly formed holding company, filed, and the U.S. Securities and Exchange Commission (“SEC”) declared effective on May 3, 2011, a Registration Statement on Form F-4 with the SEC that includes (1) a proxy statement of NYSE Euronext that also constitutes a prospectus for Holding, which was used in connection with NYSE Euronext special meeting of stockholders held on July 7, 2011 and (2) an offering prospectus used in connection with Holding’s offer to acquire Deutsche Börse AG shares held by U.S. holders. Holding has also filed an offer document with the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) (“BaFin”), which was approved by the BaFin for publication pursuant to the German Takeover Act (Wertpapiererwerbs-und Übernahmegesetz), and was published on May 4, 2011. The acceptance period for the exchange offer expired on midnight, at the end of July 13, 2011 (Central European Daylight Savings Time), the additional acceptance period for the exchange offer expired on midnight, at the end of August 1, 2011 (Central European Daylight Savings Time). Pursuant to Section 39c of the German Takeover Act, shareholders of Deutsche Börse who had not yet accepted the exchange offer were still able to do so until midnight at the end of November 4, 2011 (Central European Time).

Investors and security holders are urged to read the definitive proxy statement/prospectus, the offering prospectus, the offer document, as amended, and published additional accompanying information in connection with the exchange offer regarding the proposed business combination transaction because they contain important information. You may obtain a free copy of the definitive proxy statement/prospectus, the offering prospectus and other related documents filed by NYSE Euronext and Holding with the SEC on the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other documents relating thereto may also be obtained for free by accessing NYSE Euronext’s website at www.nyse.com. The offer document, as amended, and published additional accompanying information in connection with the exchange offer are available at Holding’s website at www.global-exchange-operator.com.

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of Holding, Deutsche Börse AG or NYSE Euronext. The final terms and further provisions regarding the public offer are disclosed in the offer document that has been approved by the BaFin and in documents that have been filed with the SEC.

No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and applicable European regulations. The exchange offer and the exchange offer document, as amended, shall not constitute an issuance, publication or public advertising of an offer pursuant to laws and regulations of jurisdictions other than those of Germany, United Kingdom of Great Britain and Northern Ireland and the United States of America. The relevant final terms of the proposed business combination transaction will be disclosed in the information documents reviewed by the competent European market authorities.

Subject to certain exceptions, in particular with respect to qualified institutional investors (tekikaku kikan toshika) as defined in Article 2 para. 3 (i) of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended), the exchange offer has not been made directly or indirectly in or into Japan, or by use of the mails or by any means or instrumentality of interstate or foreign commerce (including without limitation, facsimile transmission, telephone and the internet) or any facility of a national securities exchange of Japan. Accordingly, copies of this announcement or any accompanying documents may not be, directly or indirectly, mailed or otherwise distributed, forwarded or transmitted in, into or from Japan.

The shares of Holding have not been, and will not be, registered under the applicable securities laws of Japan. Accordingly, subject to certain exceptions, in particular with respect to qualified institutional investors (tekikaku kikan toshika) as defined in Article 2 para. 3 (i) of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended), the shares of Holding may not be offered or sold within Japan, or to or for the account or benefit of any person in Japan.

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